                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of Stamps.com Inc., registering 30,000 shares of common stock, of our report dated March 15, 2000 on the financial statements of iShip.com, Inc. included in the Stamps.com 10-K/A for the year ended December 31, 1999. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus.

/s/ Moss Adams LLP

Seattle, Washington
August 16, 2000